UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2005

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 5300, Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 647-0415

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      On May 11, 2005, the Board of Directors of GAINSCO, INC. (the “Company”) approved the recommendation of the Compensation Committee to increase the compensation payable to non-management directors of the Company.

      Effective July 1, 2005, each director who is not a full time employee of the Company will receive a $24,000 annual retainer, paid quarterly, and $2,000 per scheduled meeting attended. Directors who chair the Audit, Compensation and Corporate Governance committees will be paid annual retainers of $8,000, $3,000 and $3,000, respectively, paid quarterly. Committee members will be paid $500 per scheduled meeting attended.

      The Corporate Governance Committee, composed solely of independent directors, was recently established as a new committee of the Board of Directors to assume the duties formerly performed by the Executive Committee and the Nominating Committee. The initial members of the Corporate Governance Committee are Joel C. Puckett, Chairman, Robert J. Boulware and John H. Williams.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.
/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: May 17, 2005